UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2012

SUNOCO, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-6841	23-1743282
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)

1818 Market Street, Suite 1500, Philadelphia, PA		19103
(Address of principal executive offices)		(Zip Code)

(215) 977-3000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the Company’s shareholders was held on May 3, 2012. Proxies for the meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934 and there was no solicitation in opposition to the Board’s solicitations. At this meeting, the shareholders were requested to: (1) elect a Board of Directors; (2) ratify the appointment of the independent registered public accounting firm for the fiscal year 2012; (3) vote on an advisory resolution on executive compensation; and (4) vote on a shareholder proposal regarding equity awards, all of which were described in the proxy statement. The following actions were taken by the Company’s shareholders with respect to each of the foregoing items:

1.	The election of a Board of Directors. All of the nominees for director were elected. The table below sets forth the voting results for each director.

Name	Votes For	Votes Withheld	Broker Non-Votes

I. C. Britt	73,323,246	861,229	12,143,812

C. C. Casciato	71,380,624	2,803,851	12,143,812

W. H. Easter, III	73,314,782	869,693	12,143,812

G. W. Edwards	73,307,694	875,897	12,143,812

U. O. Fairbairn	72,735,475	1,449,000	12,143,812

J. P. Jones, III	71,467,134	2,717,341	12,143,812

J. G. Kaiser	73,095,261	1,089,214	12,143,812

B. P. MacDonald	71,846,154	2,338,321	12,143,812

J. K. Wulff	64,111,512	10,072,963	12,143,812

2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year 2012. The voting results were as follows. There were no broker non-votes.

For	Against	Abstain

84,919,578	1,262,944	146,436

3.	An advisory vote on executive compensation.

For	Against	Abstain	Broker Non-Votes

69,161,001	4,572,248	451,702	12,144,007

4.	A shareholder proposal regarding equity awards.

For	Against	Abstain	Broker Non-Votes

30,642,874	40,030,104	3,512,168	12,143,812

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO, INC.

(Registrant)

Date: May 8, 2012	By:	/s/ Stacy L. Fox
Stacy L. Fox
Senior Vice President, General Counsel and Corporate Secretary